                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                           -----------------------

                                  FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                           -----------------------

                                VIEW TECH, INC.
              (Exact Name of Registrant as Specified in Its Charter)

        DELAWARE                                           77-0312442
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                           3760 CALLE TECATE, SUITE A
                             CAMARILLO, CALIFORNIA                 93012
                    (Address of Principal Executive Offices)      (Zip Code)

                        1997 EMPLOYEE STOCK PURCHASE PLAN
                  1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 DAVID A. KAPLAN
                             CHIEF FINANCIAL OFFICER
                                 VIEW TECH, INC.
             3760 CALLE TECATE, SUITE A, CAMARILLO, CALIFORNIA 93012
                     (Name and Address of Agent for Service)

                                  (805) 482-8277
          (Telephone Number, Including Area Code, of Agent for Service)

                           -----------------------

                                    Copies to:
                              V. JOSEPH STUBBS, ESQ.
                               AMIR OHEBSION, ESQ.
                   TROOP STEUBER PASICH REDDICK & TOBEY, LLP
                      2029 CENTURY PARK EAST, 24TH FLOOR
                          LOS ANGELES, CALIFORNIA 90067
                                  (310) 728-3000

                           -----------------------

                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
                                           Proposed Maximum     Proposed Maximum
Title of Securities to be   Amount to be   Offering Price Per   Aggregate Offering       Amount of
      Registered            Registered           Share               Price           Registration Fee
----------------------------------------------------------------------------------------------------
1997 EMPLOYEE STOCK PURCHASE PLAN

Common Stock,
$0.0001 par value          400,000 shares      $ 2.69(1)        $ 1,076,000          $318

1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
---------------------------------------------

Common Stock,
$0.0001 par value          100,000 shares      $  2.69(1)        $   269,000 (1)          $ 80
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on August 17, 1998.

                                       PART I*

                   INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


ITEM 1.   PLAN INFORMATION.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

          * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                       PART II

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by View Tech, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission on March 31, 1998.

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998 and June 30, 1998, filed with the Commission on May 15, 1998 and August 14, 1998, respectively.

     (c) The Registrant's Current Report on Form 8-K filed with the Commission on February 5, 1998.

     (d) The Registrant's Current Report on Form 8-K/A-1 filed with the Commission on February 3, 1998.

     (e) The Registrant's Registration Statement No. 00-25940 on Form 8-A filed with the Commission on April 3, 1996, in which there is described the terms, rights and provisions applicable to the Company's Common Stock.

     (f) The Registrant's Registration Statement on Form S-8 filed with the Commission on June 30, 1997.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     The securities to be offered are registered under Section 12 of the Exchange Act of 1934, as amended.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Bylaws (the "Bylaws") provide that the Registrant shall, to the fullest extent authorized by Delaware law, indemnify any director who is made, or is threatened to be made, a party to an action or proceeding, whether civil or criminal, administrative or investigative, by reason of being a director of the Registrant or a predecessor corporation of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation; provided, however, that the Registrant shall indemnify any such agent in connection with a proceeding initiated by such agent only if such proceeding was authorized by the Registrant's Board of Directors (the "Board"). The Bylaws further provide that such indemnification provisions shall: (i) not be deemed to be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or vote of stockholder or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be a director, and (iii) inure to the benefit of the heirs, executors and administrators of such a person. The Bylaws provide that the Registrant's obligation to provide indemnification shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Registrant or any other person. The Bylaws further provide that the Board in its discretion shall have the power to indemnify any person, other than a director, made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was an officer or employee of the corporation.

     In addition, the Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct, (iii) for knowing violations of law,
(iv) for actions leading to improper personal benefit to the director, and
(v) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of Delaware General Corporation Law.

     The Registrant maintains a directors' and officers' liability insurance policy that, subject to certain limitations, terms and conditions, will insure the directors and officers of the Registrant against losses arising from wrongful acts (as defined by the policy) in his or her capacity as a director or officer.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     Exhibits to the Registration Statement are listed on the Exhibit Index elsewhere herein.

ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes as follows:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
               (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering; and

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
               Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California, on this 20th day of August 1998.

                                               VIEW TECH, INC.
                                               (Registrant)


                                           By: /s/ DAVID A. KAPLAN
                                               -------------------------------
                                                David A. Kaplan
                                                Chief Financial Officer


                                  POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints David A. Kaplan, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

     SIGNATURE                            TITLE                       DATE
    ------------------------------------------------------     ----------------
     /s/ WILLIAM J. SHEA          Chief Executive Officer      August 20, 1998
    -----------------------       (Principal Executive
     William J. Shea                    Officer)

     /s/ DAVID A. KAPLAN          Chief Financial Officer      August 20, 1998
    -----------------------
     David A. Kaplan

     /s/ PAUL C. O'BRIEN          Chairman of the Board        August 20, 1998
     ----------------------
     Paul C. O'Brien

     /s/ FRANKLIN A. REECE, III   President and Director       August 20, 1998
     --------------------------
     Franklin A. Reece, III

                                         Director
     /s/ CALVIN M. CARRERA         Vice President/General      August 20, 1998
     -----------------------             Manager
     Calvin M. Carrera

     /s/ DAVID MILLET                    Director              August 20, 1998
     -----------------------
     David Millet

                                 EXHIBIT INDEX

EXHIBIT NO.                  EXHIBIT DESCRIPTION                  SEQUENTIALLY
-----------                  -------------------                  NUMBERED PAGE
                                                                  -------------
 4.1          1997 Employee Stock Purchase Plan.*

 4.2          Form of Stock Purchase Agreement under the
              Employee Stock Purchase Plan.*

 4.3          Enrollment/Change Form under the Employee Stock
              Purchase Plan.*

 4.4          1997 Non-Employee Directors Stock Option Plan.*

 4.5          Form of Notice of Grant of Non-Employee Director
              Automatic Stock Option: Initial Grant.*

 4.6          Form of Notice of Grant of Non-Employee Director
              Automatic Stock Option: Annual Grant.*

 4.7          Form of Automatic Stock Option Agreement.*

 5.1          Opinion of Troop Steuber Pasich Reddick & Tobey,
              LLP.

 23.1         Consent of Troop Steuber Pasich Reddick & Tobey,
              LLP (included in its opinion as Exhibit 5.1).

 23.2         Consent of independent public accountants Arthur
              Andersen, LLP.

 23.3         Consent of independent public accountants
              Carpenter Kuhen & Sprayberry.

 23.4 Consent of independent public accountants McSoley, McCoy & Co.

 24.1         Power of Attorney (included on signature page).

--------------------------
* Previously filed as an Exhibit to Registrant's Registration Statement on Form S-8 filed June 30, 1997.


                                       7